Exhibit 10.55

FIRST AMENDMENT TO AGREEMENT

This Amendment is made as of October 1, 1997. The Formal Agreement dated as of April 1, 1994, between DR. SEUSS ENTERPRISES, L.P. and MCA INC. (the “Agreement”) is amended as hereinafter set forth. (Terms used herein shall have the same meaning as in the Formal Agreement.)

1. UNIVERSAL STUDIOS, INC. (“UNIVERSAL”) is now the name of the entity which was MCA INC., when the parties entered into the Formal Agreement.

2. UNIVERSAL may sell merchandise making use of the Properties and Dr. Seuss Elements at the Universal Islands of Adventure Preview Center located at Universal Studios Florida commencing October 1, 1997. Any such merchandise may be made by or for UNIVERSAL, and shall be subject to all of the approval procedures set forth in the Formal Agreement.

2. Any such merchandise shall, in its design and content, relate to Universal Islands of Adventure and/or the Seuss Landing component thereof. Such merchandise may be sold only at the Preview Center (which may include a cart situated outside the Preview Center).

3. UNIVERSAL shall pay to Dr. Seuss Enterprises a royalty of eight percent (8%) of Wholesale Costs, paid quarterly, to be calculated and accounted for as set forth in the Formal Agreement, except that it will not be offset against any advance, and shall be paid directly to ICM, as agents for Dr. Seuss Enterprises, as provided in the Formal Agreement.

4. In all other respects, the Formal Agreement shall remain in full force and effect.

Dated: October 1, 1997

UNIVERSAL STUDIOS, INC.		DR. SEUSS ENTERPRISES, L.P.,

		By:	Geisel-Seuss Enterprises, Inc. General Partner
By:	/s/
		By:	/s/ Audrey S. Geisel
Its:	EVP-Recreation Group		Audrey S. Geisel, President

/s/ Karl ZoBell
Karl ZoBell, Vice President